                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of Jeffrey J. Michael and Peter E. Flynn, each with full power to act without the other, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-4 relating to the registration under the Securities Act of 1933 of common stock of North Star Universal, Inc. (the "Company") issuable pursuant to the Agreement and Plan of Reorganization dated as of December 21, 1995 (the "Reorganization Agreement") providing for the merger of NSU Merger Co., a Delaware corporation and wholly owned subsidiary of the Company, with and into Michael Foods, Inc., a Delaware corporation ("Michael") (which Registration Statement also contains a proxy statement/prospectus to be used in connection with the annual meeting of Michael stockholders, at which meeting the Michael shareholders will also vote upon the Reorganization Agreement and the Merger) and any or all amendments or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such state commissions and other agencies as necessary, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, this Power of Attorney has been signed on the 5th day of March, 1996, by the following persons.



/s/ James H. Michael                           /s/ Miles E. Efron
-------------------------------                -----------------------------
James H. Michael                               Miles E. Efron

/s/ Jeffrey J. Michael                         /s/ Peter E. Flynn
-------------------------------                -----------------------------
Jeffrey J. Michael                             Peter E. Flynn

/s/ Richard J. Braun                           /s/ Fred E. Stout
-------------------------------                -----------------------------
Richard J. Braun                               Fred E. Stout
